SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 2, 2007
____________________________________________________

DEEP DOWN INC.
(formerly MediQuip Holdings, Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(formerly Delaware)
(State or other jurisdiction of incorporation or organization)

75-2263732
(IRS Employer Identification Number)

15473 East Freeway
Channelview, Texas 77530
(Address of principal executive offices)

Ronald E. Smith, President
Deep Down, Inc.
15473 East Freeway
Channelview, Texas 77530
(Name and address of agent for service)

(281) 862-2201
(Telephone number, including area code of agent for service)

ITEM 2.01 - Completion of Acquisition or Disposition of Assets

Effective April 2, 2007, the Deep Down consummated an Asset Purchase Agreement with ElectroWave USA, Inc. (“ElectroWave”) a Texas corporation, that provides for the acquisition of substantially all of the assets of ElectroWave. Deep Down formed a wholly-owned subsidiary, ElectroWave USA, Inc., a Nevada Corporation, to complete the acquisition. ElectroWave offers products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors. ElectroWave designs, manufactures, installs, and commissions integrated PLC and SCADA based instrumentation and control systems, including ballast control and monitoring, drilling instrumentation, vessel management systems, marine advisory systems, machinery plant control and monitoring systems, and closed circuit television systems. ElectroWave’s customers include Transocean Offshore, Diamond Offshore, Marinette Marine Corporation, VT Halter, Atlantic Marine, New York City Department of Transportation, and others. ElectroWave’s equipment is installed on some of the latest generation United States Coast Guard and United States Navy vessels. Current systems are in operation in the following areas: United States Gulf of Mexico, the North Sea, Baku, Vietnam, Singapore, Nigeria, Equatorial Guinea, Cameroon, Angola, India, Egypt, the United Kingdom, Russia, Brazil, Australia, Indonesia, and the Middle East.

As part of the acquisition, Deep Down paid off $356,463.50 in bank debt and $43,815.00 in current debt of ElectroWave USA (Texas), along with ongoing accounts payable and received substantially all of the assets, including inventory, fixed assets and accounts receivable. In addition, Deep Down may issue up to an aggregate of $517,000 in Convertible Preferred Stock over the next three years, as an additional contingent purchase cost, if the operations of ElectroWave reach certain financial milestones based on net income for the fiscal years ending December 31, 2007, 2008 and 2009. Such Convertible Preferred Stock, if issued in the future, would have a conversion price equal to the greater of (a) $0.50 per share or (b) 120% of the volume weighted average price of the last reported trades for the 20 consecutive trading days immediately prior to December 31 of the respective year for which the Convertible Preferred shares are issued.

Item 3.02 Unregistered Sales of Equity Securities

Deep Down may issue up to an aggregate of $517,000 in Convertible Preferred Stock over the next three years, as additional contingent purchase cost, if the operations of ElectroWave reach certain financial milestones based on net income for the fiscal years ending December 31, 2007, 2008 and 2009. Such Convertible Preferred Stock, if issued in the future, would have a conversion price equal to the greater of (a) $0.50 per share or (b) 120% of the volume weighted average price of the last reported trades for the 20 consecutive trading days immediately prior to December 31 of the respective year for which the Convertible Preferred shares are issued.

Item 7. Financial Statements and Exhibits

ElectroWave reported unaudited revenues of approximately $3.2 million for the fiscal year ending December 31, 2006. The Registrant has engaged independent certified public accountants to audit the financial statements of ElectroWave and intends to include the audited financial statements on Form 8-K as soon as they are available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP DOWN, INC.

By: /s/ Ronald Smith
Ronald Smith, President

Date: April 2, 2007